EXHIBIT 4.6

Execution Copy

REGISTRATION RIGHTS AGREEMENT

Dated as of April 5, 2007

by and among

Security Capital Assurance Ltd,

as Issuer,

and

Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
and
Wachovia Capital Markets, LLC,

as Initial Purchasers

This Registration Rights Agreement (this “Agreement”) is dated as of April 5, 2007 by and among Security Capital Assurance Ltd, a Bermuda limited company (the “Company”) and Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC as Representatives of other Initial Purchasers (each an “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, having a par value of US $0.01 per share and a liquidation preference of US $1,000 per share (the “Preference Shares”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated March 29, 2007 (the “Purchase Agreement”), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Preference Shares, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7(j) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.   DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act:  The U.S. Securities Act of 1933, as amended, or any successor statute and the rules and regulations promulgated by the Commission (as defined below) thereunder.

Affiliate: As defined in Rule 144 of the Act.

Board Resolutions: The Resolutions of a Subcommittee of the Board of Directors of the Company, dated March 29, 2007, setting forth the rights, preferences and other terms of the Preference Shares.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day that is not a Saturday, Sunday or other day on which banking institutions in Bermuda and New York, New York are authorized or required by law to close. If the time to perform any action hereunder falls on a day that is not a Business Day, such time will be extended to the next Business Day and no additional dividends shall accrue on such payment for the intervening period.

Certificated Securities: Definitive Preference Shares as defined in the Board Resolutions.

Closing Date: The date of this Agreement.

Commission: The U.S. Securities and Exchange Commission.

Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Preference Shares to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and

(c) the delivery by the Company to the Registrar and Transfer Agent of Exchange Preference Shares in the same aggregate number as the aggregate number of Preference Shares validly tendered by Holders thereof pursuant to the Exchange Offer.

Consummation Deadline: As defined in Section 3(b) hereof.

Dividend Payment Date: As defined in the Board Resolutions.

DTC: As defined in Section 6(c)(v) hereof.

Effectiveness Deadline: The Exchange Offer Effectiveness Deadline or the Shelf Effectiveness Deadline, as applicable.

Exchange Act: The U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

Exchange Preference Shares: The Company’s Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, registered under the Act in the Exchange Offer.

Exchange Offer: The exchange and issuance by the Company of an aggregate number of Exchange Preference Shares (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding aggregate number of Preference Shares that are validly tendered by such Holders in connection with such exchange and issuance.

Exchange Offer Effectiveness Deadline: As defined in Section 3(a) hereof.

Exchange Offer Filing Deadline: As defined in Section 3(a) hereof.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Preference Shares to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Act, and certain persons who are not U.S. Persons (as defined in Regulation S) in offshore transactions pursuant to Regulation S under the Act.

Filing Deadline: The Exchange Offer Filing Deadline or the Shelf Filing Deadline, as applicable.

Free Writing Prospectus: Each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Preference Shares or the Exchange Preference Shares.

Holders: As defined in Section 2 hereof.

Person: means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

Prospectus: The prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Recommencement Date: As defined in Section 6(e) hereof.

Registrar and Transfer Agent: The Bank of New York.

Registration Default: As defined in Section 5 hereof.

Registration Period: As defined in Section 3(c) hereof.

Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Preference Shares pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Regulation S: Regulation S promulgated under the Act.

Rule 144: Rule 144 promulgated under the Act.

Shelf Effectiveness Deadline: As defined in 4(a) hereof.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Shelf Period: As defined in Section 4(a) hereof.

Suspension Notice: As defined in Section 6(e) hereof.

Transfer Restricted Securities: (a) Each Preference Share until the earliest to occur of (i) the date on which such Preference Share has been exchanged by a Person other than a Broker-Dealer for an Exchange Preference Share in the Exchange Offer and is entitled to be resold to the public by such Person without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Preference Share has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, (iii) the date on which such Preference Share is distributed to the public pursuant to Rule 144 under the Act, or (iv) the date on which such Preference Share is eligible to be distributed to the public pursuant to Rule 144(k) under the Act, and (b) each Exchange Preference Share acquired by a Broker-Dealer in the Exchange Offer of a Preference Share for such Exchange Preference Share, until the date on which such Exchange Preference Share is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement.

SECTION 2.   HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.   REGISTERED EXCHANGE OFFER

(a)   The Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission on or prior to 180 days after the Closing Date (such 180th day being the “Exchange Offer Filing Deadline”), (ii) use its commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective on or prior to 240 days after the Closing Date (such 240th day being the “Exchange Offer Effectiveness Deadline”), (iii) in connection with the foregoing use its commercially reasonable efforts to, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Preference Shares to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer provided, however, that the Company shall not be required to take any action that would subject it to general service of process or taxation in any jurisdiction where it is not already subject and (iv) as promptly as practicable after the effectiveness of such Exchange Offer Registration Statement, unless the Exchange Offer shall not be permitted by applicable law or Commission policy, commence the Exchange Offer and use its commercially reasonable efforts to Consummate the Exchange Offer on or prior to 30 days, or longer, if required by federal securities laws after the date on which the Exchange Offer Registration Statement was declared effective by the Commission. The Exchange Offer shall be on the appropriate form permitting (I) registration of the Exchange Preference Shares to be offered in exchange for the Transfer Restricted Securities and (II) resales of Exchange Preference Shares by Broker-Dealers that tendered into the Exchange Offer Preference Shares that such Broker-Dealers acquired for their own account as a result of market-making activities or other trading activities (other than Preference Shares acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

(b)   Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(A) have been complied with), the Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Preference Shares shall be included in the Exchange Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated within 30 days after the Exchange Offer Registration Statement has become effective, but in no event (unless required by federal securities laws) later than 270 days after the Closing Date (such 270th day being the “Consummation Deadline”).

(c)   The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Preference Shares received by such Broker-Dealer in the Exchange Offer, the Company shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Preference Shares by Broker-Dealers, the Company agrees to use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto (the “Registration Period”). The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4.    SHELF REGISTRATION

(a)    Shelf Registration. If (i) the Company is not required to file the Exchange Offer Registration Statement, (ii) the Exchange Offer is not permitted by applicable law or Commission policy (after the Company has complied with the procedures set forth in Section 6(a)(A) hereof), (iii) the Commission shall notify the Company that it shall refuse to declare effective the Exchange Offer Registration Statement filed with the Commission or (iv) if any Holder of Transfer Restricted Securities shall notify the Company prior to the 20th Business Day following the Consummation of the Exchange Offer that (A) such Holder was prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Preference Shares acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Preference Shares acquired directly from the Company or any Affiliate of the Company, then the Company shall:

(I)    use its commercially reasonable efforts to cause to be filed, on or prior to 30 days after the earlier of (x) the date on which the Company determines that the Exchange Offer Registration Statement is not required to be filed or cannot be filed as a result of clause (a)(i) or (a)(ii) of this Section 4(a) and (y) the date on which the Company receives the notice specified in clause (a)(iii) or (a)(iv)of this Section 4(a) (the 30th day after such earlier date (and in any event within 300 days after the Closing Date), the “Shelf Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), relating to all Transfer Restricted Securities of Holders that have provided information pursuant to Section 4(b) hereof; and

(II)    use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 60 days after the Filing Deadline for the Shelf Registration Statement (such 60th day the “Shelf Effectiveness Deadline”).

If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf

Registration Statement solely because the Exchange Offer is not permitted under applicable federal law or Commission policy (i.e., clause (a)(ii) of this Section 4), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (I) above; provided that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause (II) above.

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall use its commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d)(i) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto (the “Shelf Period”).

(b)   Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until (i) such Holder furnishes to the Company in writing, within 20 days after receipt of a written request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein, and (ii) in the case of an underwritten offering, such Holder completes and executes all questionnaires, powers of attorney, underwriting agreements, lock-up letters and other documents reasonably requested by the Company in connection with the terms of the underwritten offering. Furthermore, no Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such Holder’s comments to the disclosure relating to such Holder in the Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to additional non-cumulative dividends pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. By its acceptance of Transfer Restricted Securities, each Holder agrees to notify the Company promptly if any of the information previously furnished is misleading or inaccurate in any material respect and to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.   ADDITIONAL DIVIDENDS

If (a) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (b) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (c) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (d) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose during the Registration Period or Shelf Period, as applicable, without being succeeded immediately by a post-effective amendment or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable (each such event referred to in clauses (a) through (d), a “Registration Default”), then the Company hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby additional dividends at a rate of 0.25% per annum on the liquidation preference of Transfer Restricted Securities held by such Holder for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the additional non-cumulative dividends shall increase by an additional 0.25% per annum on the liquidation preference of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum rate of additional non-cumulative dividends of 0.50% per annum on the liquidation preference of Transfer Restricted Securities; provided that the Company shall in no event be required to pay additional non-cumulative dividends for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (a) above, (ii) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable the Shelf Registration Statement), in the case of clause (b) above, (iii) upon Consummation of the Exchange Offer, in the case of clause (c) above, or (iv) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable, in the case of clause (d) above, the additional dividends payable with respect to the Transfer Restricted Securities as a result of such clause (a), (b), (c) or (d), as applicable, shall cease to be payable on the date of such cure.

All additional non-cumulative dividends shall be paid to the Holders entitled thereto, in the manner provided for the payment of dividends in the Board Resolutions, on each Dividend Payment Date, as more fully set forth in the Board Resolutions. Notwithstanding the fact that any securities for which additional dividends are due cease to be Transfer Restricted Securities, all obligations of the Company to pay additional dividends with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

A Holder of Preference Shares or Exchange Preference Shares who is not entitled to the benefits of a Shelf Registration Statement shall not be entitled to additional dividends with respect to a Registration Default that pertains to such Shelf Registration Statement.

SECTION 6.    REGISTRATION PROCEDURES

(a)    Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall (i) comply with all applicable provisions of Section 6(c) below, (ii) use its commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Preference Shares by any Broker-Dealer that tendered Preference Shares in the Exchange Offer that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Preference Shares acquired directly from the Company or any Affiliate of the Company) being sold in accordance with the intended method or methods of distribution thereof set forth in the Registration Statement, and (iii) comply with all of the following provisions:

(A)   If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change in Commission policy. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (I) participating in telephonic conferences with the Commission staff, (II) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (III) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

(B)   As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (I) it is not an Affiliate of the Company, (II) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Preference Shares to be issued in the Exchange Offer and (III) it is acquiring the Exchange Preference Shares in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Preference Shares will be required to acknowledge and agree that, if the resales are of Exchange Preference Shares obtained by such Holder in exchange for Preference Shares acquired directly from the Company or any Affiliate of the Company, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available March 27, 1991), Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (A) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective Registration Statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(C)   Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall, to the extent required by the Commission, provide a supplemental letter to the Commission (I) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available March 27, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (A) above, (II) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Preference Shares to be received in the Exchange Offer and that, to the best of the Company’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Preference Shares in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Preference Shares received in the Exchange Offer and (III) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (A) above, if applicable.

(b)   Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall:

(i) comply with all the provisions of Section 6(c) and (d) below and use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

(ii)   issue, upon the request of any Holder or purchaser of Preference Shares covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Preference Shares in an aggregate number equal to the aggregate number of Preference Shares sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; provided that such Holder provides all documentation reasonably requested by the Company in connection with such issuance; the Company shall register Exchange Preference Shares on the Shelf Registration Statement for this purpose and issue the Exchange Preference Shares to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

(c)   General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

(i)   use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause (A) any such Registration Statement to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or the Prospectus contained in such Registration Statement to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) such Registration Statement or the Prospectus contained therein not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file as promptly as practicable an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(ii)   prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)   in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to enable such Transfer Restricted Securities to be registered in such denominations and such names as the selling Holders may request at least three Business Days prior to such sale of Transfer Restricted Securities;

(iv)   use its commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities other than as set forth in Section 6(d)(x) hereof; provided, however, that the Company shall not be required to register or qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(v)   provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide The Depository Trust Company (“DTC”) with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with DTC; and

(vi)   otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the registration statement (as such term is defined in paragraph (c) of Rule 158 under the Act).

(d)    Additional Provisions Applicable to Shelf Registration Statements and Certain Exchange Offer Prospectuses. In connection with each Shelf Registration Statement, and each Exchange Offer Registration Statement if and to the extent that an Initial Purchaser has notified the Company that it is a holder of Transfer Restricted Securities (for so long as such Preference Shares are Transfer Restricted Securities or for the period provided in Section 3 hereof, whichever is shorter), with respect to any Holder selling pursuant to the Shelf Registration Statement or with respect to any such Initial Purchaser, the Company shall:

(i)   advise such Holder as promptly as practicable and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)   subject to Section 6(c)(i) hereof, if any fact or event contemplated by Section 6(d)(i)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)  furnish to such Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein (except the Prospectus included in the Exchange Offer Registration Statement at the time it was declared effective) or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of not less than five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

(iv)  promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document, upon request, to such Holder in connection with such exchange or sale, if any, make the Company’s representatives reasonably available for discussion of such document and other customary due diligence matters and include such information in such document prior to the filing thereof as such Holders may reasonably request;

(v)  subject to a confidentiality agreement reasonable acceptable to the Company, make available, at reasonable times, for inspection by such Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company reasonably requested by such persons and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant, in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

(vi)  if requested by any such Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(vii)  upon request, furnish to such Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto (without all documents incorporated by reference therein or exhibits thereto, unless requested);

(viii)  upon request, deliver to such Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder reasonably may request. The Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(ix)   upon the reasonable request of any such Holder, enter into such agreements (including underwriting agreements containing customary terms) and make such reasonable and customary representations and warranties and take all such other reasonable and customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any such Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company shall:

(A)  upon the reasonable request of such Holder, furnish (or in the case of paragraphs (2) and (3), use its commercially reasonable efforts to cause to be furnished) to each such Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

(1)   a certificate in customary form, dated such date, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the type of matters set forth in Section 7(j) of the Purchase Agreement with respect to the Registration Statement and the securities registered thereunder and such other similar matters as such Holders may reasonably request;

(2)   an opinion in customary form, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters set forth in the opinions provided on the Closing Date pursuant to Sections 7(c) through (f) of the Purchase Agreement and such other matters as such Holder may reasonably request; and

(3)   a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(g) of the Purchase Agreement; and

(B)   deliver such other documents and certificates as may be reasonably requested by the selling Holders and as are customarily delivered in similar offerings to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (ix);

(x)  prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and use its commercially reasonable efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject; and

(xi)  provide as promptly as practicable to each such Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

(e)  Restrictions on Holders.  Each Holder’s acquisition of a Transfer Restricted Security constitutes such Holder’s agreement that, upon receipt of the notice referred to in Section 6(d)(i)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(d)(i)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(d)(ii) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice shall be required to either (I) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession that have been replaced by the Company with a more recently dated Prospectus or (II) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectuses covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time periods regarding such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7.   REGISTRATION EXPENSES

(a)   All expenses incident to the Company’s performance of or compliance with this Agreement (other than underwriting discounts and commissions) will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including certificates for the Exchange Preference Shares to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and all reasonable fees and disbursements of one counsel for the Holders of Transfer Restricted Securities (which shall be Simpson Thacher & Bartlett LLP or such other counsel as may be selected by a majority of such Holders); and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b)   In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Preference Shares into in the Exchange Offer and/or selling or reselling Preference Shares or Exchange Preference Shares pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (who shall be Simpson Thacher & Bartlett LLP unless another firm shall be chosen by the Holders of a majority of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared). The Company shall not be required to pay any underwriting discounts, commissions or similar fees related to the sale of any securities, except as contemplated by the Purchase Agreement.

SECTION 8.   INDEMNIFICATION

(a) The Company will indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder for any legal expenses of one counsel (which shall be Simpson Thacher & Bartlett LLP or such other counsel as may be selected by a majority of Holders in addition to any local counsel as may be selected by a majority of such Holders) engaged reasonably incurred by such Holder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus, Free Writing Prospectus or any “issuer information,” in reliance upon and in conformity with written information furnished to the Company by any Holder expressly for use therein.

(b) By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, Free Writing Prospectus or any “issuer information,” or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, Prospectus, Free Writing Prospectus or any “issuer information,” in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, including the reasonable fees and expenses of one counsel (in addition to any applicable local counsel).

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (except as set forth below). Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the initial sale by the Company of the Transfer Restricted Securities (or in the case of Exchange Preference Shares that are Transfer Restricted Securities, the sale of the Preference Shares for which such Exchange Preference Shares were exchanged). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holders on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total purchasing discounts and commissions received by the Holders. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer

Restricted Securities purchased by it, pursuant to the Registration Statement, and distributed to the public were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this subsection (d) to contribute are several in proportion to their respective purchasing obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Holder within the meaning of the Act; and the obligations of the Holders under this Section 8 shall be in addition to any liability which the respective Holders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

SECTION 9. RULE 144A and Rule 144

The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (a) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (b) is subject to Section 13 or 15(d) of the Exchange Act, to use its commercially reasonable efforts to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. MISCELLANEOUS

(a) Remedies. The provisions of Section 5 represent the sole monetary remedy available to the Holders in connection with any failure by the Company to comply with their obligations under Sections 3 and 4 hereof. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 3 and 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) Free Writing Prospectus. The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) in connection with the issuance and sale of the Preference Shares and the Exchange Preference Shares, other than any communication pursuant to Rule 134, Rule 135 or Rule 135c under the Securities Act, any document constituting an offer to sell or solicitation of an offer to buy the Preference Shares or the Exchange Preference Shares that falls within the exception from the definition of prospectus in Section 2(a)(10)(a) of the Securities Act or a prospectus satisfying the requirements of section 10(a) of the Securities Act or of Rule 430, Rule 430A, Rule 430B, Rule 430C or Rule 431 under the Securities Act.

(c) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver of or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding Transfer Restricted Securities subject to such Exchange Offer.

(e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar and Transfer Agent, with a copy to the Registrar and Transfer Agent; and

(ii) if to the Company:

Security Capital Assurance Ltd
One Bermudiana Road
Hamilton HM 11
Bermuda
Attention:  Kirstin Romann Gould
Fax:  (441) 295-2840

with a copy to:

Cahill Gordon & Reindell LLP
Eighty Pine Street
New York, New York 10008
Attention: Michael Becker, Esq.
Fax: (212) 328-2165

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(h) Submission to Jurisdiction. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Initial Purchaser or by any person who controls any Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal district court for the Southern District of New York and the New York County Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in the federal district court for the Southern District of New York and the New York County Court by any Initial Purchaser or by any person who controls any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

(i) Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Initial Purchaser against any loss incurred by such Initial Purchaser as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Initial Purchaser is able to purchase United States dollars with the amount of judgment currency actually received by such Initial Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

(j) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(m) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(n) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SECURITY CAPITAL ASSURANCE LTD
By:	/s/ Thomas W. Currie
	Name:	Thomas W. Currie
	Title:	Senior Vice President and Chief Risk Officer

LEHMAN BROTHERS INC. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED WACHOVIA CAPITAL MARKETS, LLC
By:	LEHMAN BROTHERS INC.
By:	/s/ William Gartland
Authorized Representative

On behalf of each of the Initial Purchasers